Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718
investor@riteaid.com	Christopher.Savarese@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Corporation Reports Fiscal 2020 Fourth Quarter and Full Year Results

Provides Update on Impact of COVID-19 on the Business

•	Fourth Quarter Net Loss from Continuing Operations of $343.5 Million, or $6.43 Per Share, Compared to the Prior Year Fourth Quarter Net Loss of $255.6 Million, or $4.83 Per Share

o	Fourth Quarter Net Loss from Continuing Operations Includes $320.6 Million, or $6.00 Per Share of Non-Cash Income Tax Expense

•	Fourth Quarter Adjusted Net Loss from Continuing Operations of $19.9 Million, or $0.37 Per Share, Compared to the Prior Year Fourth Quarter Adjusted Net Loss of $13.3 Million, or $0.25 Per Share

•	Fourth Quarter Adjusted EBITDA from Continuing Operations of $135.6 Million, Compared to the Prior Year Fourth Quarter Adjusted EBITDA of $134.1 Million

•	Strong Growth in Pharmacy Services Segment Revenues and Same Store Prescription Volume

•	Substantially Improved Pro-Forma Leverage Ratio to 5.3x Adjusted EBITDA

•	Fiscal 2021 Outlook as Previously Announced on March 16, 2020 Unchanged – Ultimate Impact of COVID-19 on Fiscal 2021 Outlook Uncertain

CAMP HILL, Pa. (Apr. 16, 2020) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fourth quarter and fiscal year ended February 29, 2020.

For the fourth quarter, the company reported net loss from continuing operations of $343.5 million, or $6.43 per share, Adjusted net loss from continuing operations of $19.9 million, or $0.37 per share, and Adjusted EBITDA from continuing operations of $135.6 million, or 2.4 percent of revenues.

“I’d like to thank our Rite Aid team for working together to deliver a solid finish to the fiscal year,” said Heyward Donigan, president and chief executive officer, Rite Aid. “Strong execution by our team drove growth in both Pharmacy Services Segment revenues and Retail Pharmacy Segment prescription count, and helped deliver our second consecutive quarter-over-quarter improvement in Adjusted EBITDA. These results provide important momentum as we redefine our industry by deploying our bold, new RxEvolution strategy.”

“As we begin the new fiscal year, Rite Aid’s top priority is to continue providing the essential care, services and products that our communities need during the COVID-19 crisis,” Donigan continued. “I couldn’t be more proud of our team for working together to support our fellow associates and serve our customers and clients during this global health emergency. There has never been a more important time to be a pharmacy company, and we remain committed to serving as a trusted and essential resource for medications, supplies and services in our communities.”

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Rite Aid FY 2020 Q4 Press Release - page 2

Fourth Quarter Summary

Revenues from continuing operations for the quarter were $5.73 billion compared to revenues from continuing operations of $5.38 billion in the prior year’s quarter. Retail Pharmacy Segment revenues were $3.99 billion and increased 0.6 percent compared to the prior year period due to an increase in same store sales. Revenues in the Pharmacy Services Segment were $1.8 billion, an increase of 23.1 percent compared to the prior year period, which was due to an increase in Medicare Part D membership of approximately 244,000 compared to the prior year period.

Retail Pharmacy Segment same store sales from continuing operations for the fourth quarter increased 1.6 percent over the prior year period, consisting of a 1.6 percent increase in pharmacy sales and a 0.1 percent increase in front-end sales. Front-end same store sales, excluding cigarettes and tobacco products, increased 1.5 percent. Pharmacy sales were negatively impacted by approximately 330 basis points as a result of new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 5.0 percent over the prior year period driven by strong execution, notably in growing immunizations and medication adherence through personalized interventions, as well as prescription file buys and gaining access to new networks in markets where we have strong market presence. Prescription sales from continuing operations accounted for 65.9 percent of total drugstore sales.

Net loss from continuing operations was $343.5 million, or $6.43 per share compared to last year’s fourth quarter net loss from continuing operations of $255.6 million, or $4.83 per share. Income tax expense in the current year’s fourth quarter was impacted by a $320.6 million charge related to an increase in the valuation allowance against the company’s deferred tax asset. Other items impacting net loss from continuing operations included a loss on sale of assets in the current year compared to a gain on sale of assets in the prior year, partially offset by a LIFO credit in the current year compared to a LIFO charge in the prior year.

Adjusted EBITDA from continuing operations was $135.6 million or 2.4 percent of revenues for the fourth quarter compared to last year’s fourth quarter Adjusted EBITDA from continuing operations of $134.1 million or 2.5 percent of revenues. Retail Pharmacy Segment Adjusted EBITDA from continuing operations decreased $11.1 million due primarily to a reduction in the Transition Services Agreement (the TSA) fee income from Walgreens Boots Alliance, Inc. (WBA). Pharmacy Services Segment Adjusted EBITDA increased $12.6 million over the prior year due to increased revenues and improvements in pharmacy network management.

Full Year Results

For the fiscal year ended February 29, 2020, revenues from continuing operations were $21.9 billion compared to revenues of $21.6 billion in the prior year, an increase of $0.3 billion or 1.3 percent. Retail Pharmacy Segment revenues were $15.6 billion, a decrease of 0.9 percent compared to the prior year. Revenues in the Pharmacy Services Segment were $6.6 billion, an increase of 7.6 percent compared to the prior year, which was due to an increase in Medicare Part D membership.

Retail Pharmacy Segment same store sales from continuing operations for the year increased 1.1 percent, consisting of a 1.4 percent increase in pharmacy sales and a 0.6 percent decrease in front end sales. Front-end same store sales, excluding cigarettes and tobacco products, increased 0.6 percent for the year. Pharmacy sales were negatively impacted by approximately 286 basis points as a result of new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 3.5 percent over the prior year resulting primarily from strong execution, notably in growing immunizations and medication adherence through personalized interventions, as well as prescription file buys and gaining access to new networks in markets where we have strong market presence. Prescription sales from continuing operations accounted for 67.0 percent of total drugstore sales.

Net loss from continuing operations for fiscal 2020 was $469.2 million, or $8.82 per share compared to last year’s net loss from continuing operations of $667.0 million, or $12.62 per share. The reduction in net loss is due to lower goodwill and intangible asset impairment charges, lower LIFO expense, lower lease termination and impairment charges, and a gain on debt retirements in the current year compared to a loss on debt retirements in the prior year. These items were partially offset by higher income tax expense and higher restructuring-related costs.

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Rite Aid FY 2020 Q4 Press Release - page 3

Adjusted EBITDA from continuing operations was $538.2 million or 2.5 percent of revenues for the year compared to $563.4 million or 2.6 percent of revenues for last year. The decrease in Adjusted EBITDA is due to a decrease of $34.8 million in the Retail Pharmacy Segment, partially offset by a $9.5 million increase in the Pharmacy Services Segment. The decrease in the Retail Pharmacy Segment Adjusted EBITDA was driven by a $42.4 million reduction in TSA fee income from WBA. Also contributing to the reduction in Adjusted EBITDA was a decrease in Adjusted EBITDA gross profit resulting from reimbursement rate pressures that were not fully offset by generic drug purchasing efficiencies, a reduction in vendor promotional funds and a decline in front-end same store sales. These negative variances were partially offset by same-store prescription count growth and lower selling, general and administrative expenses due to strong labor and benefits expense control. The improvement in the Pharmacy Services Segment EBITDA was due to increased revenue and improvements in pharmacy network management.

For the year, the company relocated five stores, finished the last 75 stores with the wellness remodel format, opened two stores, and closed 10 stores.

Rite Aid on the Front Lines of the COVID-19 Crisis

Rite Aid is on the front lines of providing communities with essential care, services and products during the COVID-19 pandemic. The company has taken numerous steps to ensure that Rite Aid can continue providing these vital services during this time of great need, including:

•	Working with the U.S. Department of Health and Human Services to pilot new testing models.
•	Announcing plans to hire an additional 5,000 full and part-time associates to support store and distribution center teams.
•	Implementing Hero Pay and Hero Bonus programs, along with increasing our associate discount to 35%, to show appreciation for the exceptional commitment of Rite Aid associates on the front lines.
•	Instituting a “Pandemic Pay” policy that ensures associates are compensated if diagnosed with the virus or quarantined because of exposure.
•	Implementing specific internal protocols to keep associates safe and ready to serve customers, including the installation of Plexiglas shields at pharmacy and front-end counters to provide additional protection.
•	Ensuring contact-less capabilities at our stores for prescription pickup and payment.
•	Launching a new telehealth service RediClinic@Home to better serve patient needs.
•	Designating 9 a.m. to 10 a.m. as a senior shopping hour to limit exposure for customers 60 and older and offering a 30% discount to wellness+ rewards members every Wednesday in April.
•	Establishing social distancing procedures that include marking floor areas in front of the pharmacy and front-end counters with tape to ensure 6-foot separation.
•	Waiving delivery-service fees for eligible prescriptions.
•	Following enhanced cleaning and sanitization protocols designed specifically to prevent the spread of a wide spectrum of viruses, including COVID-19 and influenza.

In response to the COVID-19 pandemic, the company implemented its business continuity plans in an effort to continue normal operations based on the work from home and social distancing requirements of various governmental entities. During the month of March, the company saw increases in comparable front-end sales of 33 percent, due to demand for personal care, paper products and OTC medications, and increases in 30-day comparable adjusted prescription count of 8.3 percent due to increased fills of maintenance medications.

The company expects these initial favorable results to be tempered by a decline in front-end sales during the remainder of the first quarter of fiscal 2021 due to social distancing measures that are in effect in our markets, and a moderation in prescription count due to the timing of maintenance medication fills and a potential prolonged acute prescription decline. Also the company incurred incremental costs related to the Hero Pay and Bonus programs for front-line associates, as well as incremental expenses (e.g. Plexiglas protective barriers, cleaning crews and additional staffing) to ensure our stores stay open and to minimize the risk to our associates and customers.

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Rite Aid FY 2020 Q4 Press Release - page 4

The company currently has liquidity of $1.9 billion, which consists of availability to borrow under our secured revolving credit facility of $1.7 billion and cash on hand of $180 million. The company will continue to assess developments related to COVID-19 as the quarter progresses to determine if any material negative impacts are identified and will work to minimize the risk to the company’s financial position if material negative developments occur.

Outlook for Fiscal 2021

The company’s outlook for fiscal 2021, as previously announced on March 16, 2020, assumes a decline in reimbursement rates consistent with the decline experienced in fiscal 2020. However, based upon conditions in the generic drug market, the company does not expect to be able to as effectively offset these declines with generic drug purchasing savings as in the prior year. The company does expect benefits from revenue growth and initiatives to control costs to partially offset these reimbursement rate pressures. The company’s outlook also assumes restructuring charges of approximately $60.0 million, which will not be included in Adjusted EBITDA. These charges include costs to relaunch the brand and to transition certain merchandise lines.

At this time, the impact of COVID-19 on fiscal 2021 Adjusted EBITDA has not been material, as increased sales volumes in March are expected to be offset by declines in sales during the remainder of the first quarter of fiscal 2021 and the cost investments described above. At this time, the company does not have enough information about the ultimate impact of COVID-19 on fiscal 2021 results to justify changing guidance. It is important to note that the impacts of COVID-19 on our business are fluid and difficult to predict and these estimates could materially change. Factors that could cause our estimates for fiscal 2021 to materially change include a deterioration in front-end sales and prescriptions due to prolonged social distancing measures, a reduction in members at our Pharmacy Services Segment commercial clients and disruptions to our front-end or pharmaceutical supply chain.

Revenues are expected to be between $22.5 billion and $22.9 billion in fiscal 2021 with Retail Pharmacy Segment same store sales expected to range from an increase of 1.5 percent to an increase of 2.5 percent over fiscal 2020. Pharmacy Services Segment revenue is expected to be between $6.75 billion and $6.85 billion (net of any intercompany revenues to Rite Aid retail).

Net loss is expected to be between $91.0 million and $119.0 million.

Adjusted EBITDA is expected to be between $500.0 million and $540.0 million.

Adjusted net (loss) income per share is expected to be between a loss of $0.22 and income of $0.19.

Cash flow from operations is expected to be between $400.0 million and $450.0 million.

Capital expenditures are expected to be approximately $350.0 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.

The call will be broadcast via the Internet at https://www.riteaid.com/corporate/investor-relations/presentations. The telephone replay will be available beginning at 12 p.m. Eastern Time today and ending at 11:59 p.m. Eastern Time on, April 18, 2020. To access the replay of the call, telephone (855) 859-2056 from within the U.S. and Canada or (404) 537-3406 from outside the U.S. and Canada and enter the seven-digit reservation number 5497617. The webcast replay of the call will also be available at https://www.riteaid.com/corporate/investor-relations/presentations starting at 12 p.m. Eastern Time today. The playback will be available until the company’s next conference call.

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Rite Aid FY 2020 Q4 Press Release - page 5

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through EnvisionRxOptions, soon to be renamed Elixir, we provide pharmacy benefits and services to approximately 4 million members nationwide. For more information, www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's outlook and guidance for fiscal 2021, including the impact of coronavirus pandemic (COVID-19) on the company’s business; Rite Aid’s plan to hire additional associates; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: the impact of COVID-19 on our workforce, operations, stores, and supply chain, and the operations of our customers, suppliers and business partners; our ability to successfully implement our new business strategy (including any delays as a result of COVID-19) and improve the operating performance of our stores; our high level of indebtedness and our ability to satisfy our obligations and the other covenants contained in our debt agreements; general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, as well as factors specific to the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order ;our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; outcomes of legal and regulatory matters; our ability to partner and have relationships with health plans and health systems; risks related to the pending sale of the remaining Rite Aid distribution center and related assets to WBA, including the possibility that the transaction may not close; and the continued integration of our new senior management team and our ability to realize the benefits from our organizational restructuring.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The degree to which COVID-19 may affect Rite Aid’s results and operations, including its ability to achieve its outlook for fiscal 2021, will depend on future developments, which are highly uncertain, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact (including travel bans and restrictions, quarantines, shelter-in-place orders and shutdowns), and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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Rite Aid FY 2020 Q4 Press Release - page 6

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlement, gains and losses on debt retirements, LIFO adjustments, goodwill and intangible asset impairment charges, restructuring-related costs and the WBA merger termination fee. The current calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share reflect a modification made in the second quarter of fiscal 2019 to add back all amortization expenses rather than the amortization of EnvisionRx intangible assets only.

Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance, restructuring-related costs and costs related to facility closures and gain or loss on sale of assets). The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items. We further note that the add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid's results as if the company was on a FIFO inventory basis.

Cautionary Note Regarding Pro Forma Information

This release provides certain pro forma information regarding the impact of Rite Aid’s pending sale of a distribution center and assets to WBA on Rite Aid’s results of operations and capital structure. The pro forma information is for illustrative purposes only, was prepared by management in response to investor inquiries and is based upon a number of assumptions. The pro forma information assumes the completion of all the asset sales when they actually take place over an extended period of time. Additional items that may require adjustments to the pro forma information may be identified and could result in material changes to the information contained herein. The information in this release is not necessarily indicative of what actual financial results of Rite Aid would have been had the sale occurred on the dates or for the periods indicated, nor does it purport to project the financial results of Rite Aid for any future periods or as of any date. Such pro forma information has not been prepared in conformity with Regulation S-X. Rite Aid’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, they do not express an opinion or provide any form of assurance with respect thereto. The information in this release should not be viewed in replacement of results prepared in compliance with Generally Accepted Accounting Principles or any pro forma financial statements subsequently required by the rules and regulations of the SEC.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	February 29, 2020	March 2, 2019
ASSETS
Current assets:
Cash and cash equivalents	$218,180	$144,353
Accounts receivable, net	1,286,785	1,788,712
Inventories, net of LIFO reserve of $539,640 and $604,444	1,921,604	1,871,941
Prepaid expenses and other current assets	181,794	179,132
Current assets held for sale	92,278	117,581
Total current assets	3,700,641	4,101,719
Property, plant and equipment, net	1,215,838	1,308,514
Operating lease right-of-use assets	2,903,256	-
Goodwill	1,108,136	1,108,136
Other intangibles, net	359,491	448,706
Deferred tax assets	16,680	409,084
Other assets	148,327	215,208
Total assets	$9,452,369	$7,591,367

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$8,840	$16,111
Accounts payable	1,484,081	1,618,585
Accrued salaries, wages and other current liabilities	746,318	808,439
Current portion of operating lease liabilities	490,161	-
Current liabilities held for sale	37,063	-
Total current liabilities	2,766,463	2,443,135
Long-term debt, less current maturities	3,077,268	3,454,585
Long-term operating lease liabilities	2,710,347	-
Lease financing obligations, less current maturities	19,326	24,064
Other noncurrent liabilities	204,438	482,893
Total liabilities	8,777,842	6,404,677

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	54,716	54,016
Additional paid-in capital	5,890,903	5,876,977
Accumulated deficit	(5,222,194)	(4,713,244)
Accumulated other comprehensive loss	(48,898)	(31,059)
Total stockholders' equity	674,527	1,186,690
Total liabilities and stockholders' equity	$9,452,369	$7,591,367

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended February 29, 2020	Thirteen weeks ended March 2, 2019
Revenues	$5,727,242	$5,379,645
Costs and expenses:
Cost of revenues	4,460,621	4,215,281
Selling, general and administrative expenses	1,154,300	1,143,202
Lease termination and impairment charges	40,728	55,898
Interest expense	53,429	52,695
Loss (gain) on sale of assets, net	9,896	(26,806)

	5,718,974	5,440,270

Income (loss) from continuing operations before income taxes	8,268	(60,625)
Income tax expense	351,729	195,004
Net loss from continuing operations	(343,461)	(255,629)
Net income (loss) from discontinued operations, net of tax	18,740	(17,350)
Net loss	$(324,721)	$(272,979)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(343,461)	$(255,629)
Net income (loss) from discontinued operations attributable to common stockholders - basic and diluted	18,740	(17,350)
Loss attributable to common stockholders - basic and diluted	$(324,721)	$(272,979)

Denominator:
Basic and diluted weighted average shares	53,434	52,965

Basic and diluted loss per share
Continuing operations	$(6.43)	$(4.83)
Discontinued operations	$0.35	$(0.32)
Net basic and diluted loss per share	$(6.08)	$(5.15)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended February 29, 2020	Fifty-two weeks ended March 2, 2019
Revenues	$21,928,393	$21,639,557
Costs and expenses:
Cost of revenues	17,201,635	16,963,205
Selling, general and administrative expenses	4,587,336	4,592,375
Lease termination and impairment charges	42,843	107,994
Goodwill and intangible asset impairment charges	-	375,190
Interest expense	229,657	227,728
(Gain) loss on debt retirements, net	(55,692)	554
Loss (gain) on sale of assets, net	4,226	(38,012)

	22,010,005	22,229,034

Loss from continuing operations before income taxes	(81,612)	(589,477)
Income tax expense	387,607	77,477
Net loss from continuing operations	(469,219)	(666,954)
Net income from discontinued operations, net of tax	17,045	244,741
Net loss	$(452,174)	$(422,213)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(469,219)	$(666,954)
Net income from discontinued operations attributable to common stockholders - basic and diluted	17,045	244,741
Loss attributable to common stockholders - basic and diluted	$(452,174)	$(422,213)

Denominator:
Basic and diluted weighted average shares	53,228	52,854

Basic and diluted loss per share
Continuing operations	$(8.82)	$(12.62)
Discontinued operations	$0.32	$4.63
Net basic and diluted loss per share	$(8.50)	$(7.99)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended February 29, 2020	Thirteen weeks ended March 2, 2019
OPERATING ACTIVITIES:
Net loss	$(324,721)	$(272,979)
Net income (loss) from discontinued operations, net of tax	18,740	(17,350)
Net loss from continuing operations	$(343,461)	$(255,629)
Adjustments to reconcile to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	79,300	86,925
Lease termination and impairment charges	40,728	55,898
LIFO (credit) charge	(72,357)	4,043
Loss (gain) on sale of assets, net	9,896	(26,806)
Stock-based compensation expense	2,489	552
Changes in deferred taxes	358,925	221,740
Changes in operating assets and liabilities:
Accounts receivable	387,065	(70,407)
Inventories	107,798	33,844
Accounts payable	(53,817)	(55,572)
Operating lease right-of-use assets and operating lease liabilities	(8,691)	-
Other assets	4,364	13,304
Other liabilities	(95,057)	(223,820)
Net cash provided by (used in) operating activities of continuing operations	417,182	(215,928)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(42,570)	(57,560)
Intangible assets acquired	(9,246)	(16,338)
Proceeds from dispositions of assets and investments	3,687	27,749
Proceeds from sale-leaseback transactions	4,879	-
Net cash used in investing activities of continuing operations	(43,250)	(46,149)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	600,000	450,000
Net payments to revolver	(485,000)	(370,000)
Principal payments on long-term debt	(601,401)	(2,773)
Change in zero balance cash accounts	24,420	(43,517)
Payments for taxes related to net share settlement of equity awards	(348)	-
Financing fees paid for early debt redemption	-	(158)
Deferred financing costs paid	(5,466)	(21,564)
Net cash (used in) provided by financing activities of continuing operations	(467,795)	11,988
Cash flows from discontinued operations:
Operating activities of discontinued operations	(16,688)	(15,688)
Investing activities of discontinued operations	39,233	87
Net cash provided by (used in) discontinued operations	22,545	(15,601)
Decrease in cash and cash equivalents	(71,318)	(265,690)
Cash and cash equivalents, beginning of period	289,498	410,043
Cash and cash equivalents, end of period	$218,180	$144,353

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Fifty-two weeks ended February 29, 2020	Fifty-two weeks ended March 2, 2019
OPERATING ACTIVITIES:
Net loss	$(452,174)	$(422,213)
Net income from discontinued operations, net of tax	17,045	244,741
Net loss from continuing operations	$(469,219)	$(666,954)
Adjustments to reconcile to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	328,277	357,882
Lease termination and impairment charges	42,843	107,994
Goodwill and intangible asset impairment charges	-	375,190
LIFO (credit) charge	(64,804)	23,354
Loss (gain) on sale of assets, net	4,226	(38,012)
Stock-based compensation expense	16,087	12,115
(Gain) loss on debt retirements, net	(55,692)	554
Changes in deferred taxes	385,904	95,638
Changes in operating assets and liabilities:
Accounts receivable	486,563	(75,844)
Inventories	15,141	(44,645)
Accounts payable	(92,062)	125,925
Operating lease right-of-use assets and operating lease liabilities	14,112	-
Other assets	(38,351)	1,000
Other liabilities	(62,168)	(439,906)
Net cash provided by (used in) operating activities of continuing operations	510,857	(165,709)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(171,705)	(196,778)
Intangible assets acquired	(42,681)	(47,911)
Proceeds from dispositions of assets and investments	59,658	43,550
Proceeds from sale-leaseback transactions	4,879	2,587
Net cash used in investing activities of continuing operations	(149,849)	(198,552)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	600,000	450,000
Net (payments to) proceeds from revolver	(225,000)	875,000
Principal payments on long-term debt	(706,103)	(440,370)
Change in zero balance cash accounts	12,671	(59,481)
Net proceeds from the issuance of common stock	-	2,294
Payments for taxes related to net share settlement of equity awards	(1,921)	(2,419)
Financing fees paid for early debt redemption	(518)	(171)
Deferred financing costs paid	(5,781)	(21,564)
Net cash (used in) provided by financing activities of continuing operations	(326,652)	803,289
Cash flows from discontinued operations:
Operating activities of discontinued operations	(23,836)	(62,956)
Investing activities of discontinued operations	63,307	664,740
Financing activities of discontinued operations	-	(1,343,793)
Net cash provided by (used in) discontinued operations	39,471	(742,009)
Increase (decrease) in cash and cash equivalents	73,827	(302,981)
Cash and cash equivalents, beginning of period	144,353	447,334
Cash and cash equivalents, end of period	$218,180	$144,353

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended February 29, 2020	Thirteen weeks ended March 2, 2019
Retail Pharmacy Segment
Revenues from continuing operations (a)	$3,993,328	$3,971,156
Cost of revenues from continuing operations (a)	2,852,283	2,913,118
Gross profit from continuing operations	1,141,045	1,058,038
LIFO (credit) charge from continuing operations	(72,357)	4,043
FIFO gross profit from continuing operations	1,068,688	1,062,081
Adjusted EBITDA gross profit from continuing operations	1,070,890	1,069,396

Gross profit as a percentage of revenues - continuing operations	28.57%	26.64%
LIFO (credit) charge as a percentage of revenues - continuing operations	-1.81%	0.10%
FIFO gross profit as a percentage of revenues - continuing operations	26.76%	26.74%
Adjusted EBITDA gross profit as a percentage of revenues - continuing operations	26.82%	26.93%

Selling, general and administrative expenses from continuing operations	1,060,472	1,055,449
Adjusted EBITDA selling, general and administrative expenses from continuing operations	985,715	973,162
Selling, general and administrative expenses as a percentage of revenues - continuing operations	26.56%	26.58%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues - continuing operations	24.68%	24.51%

Cash interest expense	49,607	49,325
Non-cash interest expense	3,822	3,371
Total interest expense	53,429	52,696
Interest expense - continuing operations	53,429	52,695
Interest expense - discontinued operations	-	1

Adjusted EBITDA - continuing operations	85,175	96,234
Adjusted EBITDA as a percentage of revenues - continuing operations	2.13%	2.42%

Pharmacy Services Segment
Revenues (a)	$1,801,090	$1,463,278
Cost of revenues (a)	1,675,514	1,356,952
Gross profit	125,576	106,326

Gross profit as a percentage of revenues	6.97%	7.27%

Adjusted EBITDA	50,409	37,846
Adjusted EBITDA as a percentage of revenues	2.80%	2.59%

(a) - Revenues and cost of revenues include $67,176 and $54,789 of inter-segment activity for the thirteen weeks ended February 29, 2020 and March 2, 2019, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING  INFORMATION

(Dollars in thousands)

(unaudited)

	Fifty-two weeks ended February 29, 2020	Fifty-two weeks ended March 2, 2019
Retail Pharmacy Segment
Revenues from continuing operations (a)	$15,616,186	$15,757,152
Cost of revenues from continuing operations (a)	11,341,350	11,498,436
Gross profit from continuing operations	4,274,836	4,258,716
LIFO (credit) charge from continuing operations	(64,804)	23,354
FIFO gross profit from continuing operations	4,210,032	4,282,070
Adjusted EBITDA gross profit from continuing operations	4,221,933	4,299,389

Gross profit as a percentage of revenues - continuing operations	27.37%	27.03%
LIFO (credit) charge as a percentage of revenues - continuing operations	-0.41%	0.15%
FIFO gross profit as a percentage of revenues - continuing operations	26.96%	27.18%
Adjusted EBITDA gross profit as a percentage of revenues - continuing operations	27.04%	27.29%

Selling, general and administrative expenses from continuing operations	4,220,851	4,251,378
Adjusted EBITDA selling, general and administrative expenses from continuing operations	3,851,498	3,894,183
Selling, general and administrative expenses as a percentage of revenues - continuing operations	27.03%	26.98%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues - continuing operations	24.66%	24.71%

Cash interest expense	214,589	216,595
Non-cash interest expense	15,068	15,749
Total interest expense	229,657	232,344
Interest expense - continuing operations	229,657	227,728
Interest expense - discontinued operations	-	4,616

Adjusted EBITDA - continuing operations	370,435	405,206
Adjusted EBITDA as a percentage of revenues - continuing operations	2.37%	2.57%

Pharmacy Services Segment
Revenues (a)	$6,559,560	$6,093,688
Cost of revenues (a)	6,107,638	5,676,052
Gross profit	451,922	417,636

Gross profit as a percentage of revenues	6.89%	6.85%

Adjusted EBITDA	167,776	158,238
Adjusted EBITDA as a percentage of revenues	2.56%	2.60%

(a) - Revenues and cost of revenues include $247,353 and $211,283 of inter-segment activity for the fifty-two weeks ended February 29, 2020 and March 2, 2019, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended February 29, 2020	Thirteen weeks ended March 2, 2019
Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(343,461)	$(255,629)
Adjustments:
Interest expense	53,429	52,695
Income tax expense	351,729	195,004
Depreciation and amortization	79,300	86,925
LIFO (credit) charge	(72,357)	4,043
Lease termination and impairment charges	40,728	55,898
Merger and Acquisition-related costs	-	4,602
Stock-based compensation expense	2,489	552
Restructuring-related costs	11,872	4,704
Inventory write-downs related to store closings	569	7,933
Loss (gain) on sale of assets, net	9,896	(26,806)
Other	1,390	4,159
Adjusted EBITDA - continuing operations	$135,584	$134,080
Percent of revenues - continuing operations	2.37%	2.49%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Fifty-two weeks ended February 29, 2020	Fifty-two weeks ended March 2, 2019
Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(469,219)	$(666,954)
Adjustments:
Interest expense	229,657	227,728
Income tax expense	387,607	77,477
Depreciation and amortization	328,277	357,882
LIFO (credit) charge	(64,804)	23,354
Lease termination and impairment charges	42,843	107,994
Goodwill and intangible asset impairment charges	-	375,190
(Gain) loss on debt retirements, net	(55,692)	554
Merger and Acquisition-related costs	3,599	37,821
Stock-based compensation expense	16,087	12,115
Restructuring-related costs	105,642	4,704
Inventory write-downs related to store closings	4,652	13,487
Litigation settlement	-	18,000
Loss (gain) on sale of assets, net	4,226	(38,012)
Other	5,336	12,104
Adjusted EBITDA - continuing operations	$538,211	$563,444
Percent of revenues - continuing operations	2.45%	2.60%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET LOSS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended February 29, 2020	Thirteen weeks ended March 2, 2019
Net loss from continuing operations	$(343,461)	$(255,629)
Add back - Income tax expense	351,729	195,004
Income (loss) before income taxes - continuing operations	8,268	(60,625)
Adjustments:
Amortization expense	24,765	28,972
LIFO (credit) charge	(72,357)	4,043
Merger and Acquisition-related costs	-	4,602
Restructuring-related costs	11,872	4,704

Adjusted loss before income taxes - continuing operations	(27,452)	(18,304)

Adjusted income tax benefit (a)	(7,588)	(5,052)
Adjusted net loss from continuing operations	$(19,864)	$(13,252)

Adjusted net loss per diluted share - continuing operations:

Numerator for adjusted net loss per diluted share:
Adjusted net loss from continuing operations	$(19,864)	$(13,252)
Denominator:
Basic and diluted weighted average shares	53,434	52,965

Net loss from continuing operations per diluted share - continuing operations	$(6.43)	$(4.83)

Adjusted net loss per diluted share - continuing operations	$(0.37)	$(0.25)

(a) The fiscal year 2020 and 2019 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL's, state credits and valuation allowance, was used for the thirteen weeks ended February 29, 2020 and March 2, 2019, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET INCOME (LOSS)

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended February 29, 2020	Fifty-two weeks ended March 2, 2019
Net loss from continuing operations	$(469,219)	$(666,954)
Add back - Income tax expense	387,607	77,477
Loss before income taxes - continuing operations	(81,612)	(589,477)
Adjustments:
Amortization expense	103,941	125,640
LIFO (credit) charge	(64,804)	23,354
Goodwill and intangible asset impairment charges	-	375,190
(Gain) loss on debt retirements, net	(55,692)	554
Merger and Acquisition-related costs	3,599	37,821
Restructuring-related costs	105,642	4,704
Litigation settlement	-	18,000

Adjusted income (loss) before income taxes - continuing operations	11,074	(4,214)

Adjusted income tax expense (benefit) (a)	3,061	(1,163)
Adjusted net income (loss) from continuing operations	$8,013	$(3,051)

Adjusted net income (loss) per diluted share - continuing operations:

Numerator for adjusted net income (loss) per diluted share:
Adjusted net income (loss) from continuing operations	$8,013	$(3,051)
Denominator:
Basic weighted average shares	53,228	52,854
Outstanding options and restricted shares, net	778	-
Diluted weighted average shares	54,006	52,854

Net loss from continuing operations per diluted share - continuing operations	$(8.82)	$(12.62)

Adjusted net income (loss) per diluted share - continuing operations	$0.15	$(0.06)

(a) The fiscal year 2020 and 2019 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL's, state credits and valuation allowance, was used for the fifty-two weeks ended February 29, 2020 and March 2, 2019, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,

GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT

(In thousands)

(unaudited)

	Thirteen weeks ended February 29, 2020	Thirteen weeks ended March 2, 2019
Reconciliation of adjusted EBITDA gross profit:
Revenues	$3,993,328	$3,971,156
Gross Profit	1,141,045	1,058,038
Addback:
LIFO (credit) charge	(72,357)	4,043
Depreciation and amortization (cost of goods sold portion only)	1,758	2,277
Other	444	5,038
Adjusted EBITDA gross profit - continuing operations	$1,070,890	$1,069,396
Percent of revenues - continuing operations	26.82%	26.93%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$3,993,328	$3,971,156
Selling, general and administrative expenses	1,060,472	1,055,449
Less:
Depreciation and amortization (SG&A portion only)	62,109	68,150
Stock-based compensation expense	2,191	475
Merger and Acquisition-related costs	-	3,466
Restructuring-related costs	8,887	3,224
Other	1,570	6,972
Adjusted EBITDA selling, general and administrative expenses - continuing operations	$985,715	$973,162
Percent of revenues - continuing operations	24.68%	24.51%

Adjusted EBITDA - continuing operations	$85,175	$96,234

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,

GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT

(In thousands)

(unaudited)

	Fifty-two weeks ended February 29, 2020	Fifty-two weeks ended March 2, 2019
Reconciliation of adjusted EBITDA gross profit:
Revenues	$15,616,186	$15,757,152
Gross Profit	4,274,836	4,258,716
Addback:
LIFO (credit) charge	(64,804)	23,354
Depreciation and amortization (cost of goods sold portion only)	8,296	9,206
Other	3,605	8,113
Adjusted EBITDA gross profit - continuing operations	$4,221,933	$4,299,389
Percent of revenues - continuing operations	27.04%	27.29%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$15,616,186	$15,757,152
Selling, general and administrative expenses	4,220,851	4,251,378
Less:
Depreciation and amortization (SG&A portion only)	257,390	274,122
Stock-based compensation expense	14,864	12,038
Merger and Acquisition-related costs	2,828	33,860
Restructuring-related costs	87,738	3,224
Litigation settlement	-	18,000
Other	6,533	15,951
Adjusted EBITDA selling, general and administrative expenses - continuing operations	$3,851,498	$3,894,183
Percent of revenues - continuing operations	24.66%	24.71%

Adjusted EBITDA - continuing operations	$370,435	$405,206

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 27, 2021

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Total Revenues	$22,500,000	$22,900,000

PBM Revenues	$6,750,000	$6,850,000

Same store sales	1.50%	2.50%

Gross Capital Expenditures	$350,000	$350,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(119,000)	$(91,000)
Adjustments:
Interest expense	215,000	215,000
Income tax expense	3,000	15,000
Depreciation and amortization	317,000	317,000
LIFO credit	(35,000)	(35,000)
Lease termination and impairment charges	41,000	41,000
Restructuring-related costs	60,000	60,000
Other	18,000	18,000
Adjusted EBITDA	$500,000	$540,000

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET (LOSS) INCOME GUIDANCE

YEAR ENDING FEBRUARY 27, 2021

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Net loss	$(119,000)	$(91,000)
Add back - income tax expense	3,000	15,000
Loss before income taxes	(116,000)	(76,000)

Adjustments:
Amortization expense	64,000	64,000
LIFO credit	(35,000)	(35,000)
Restructuring-related costs	60,000	60,000

Adjusted (loss) income before adjusted income taxes	(27,000)	13,000

Adjusted income tax (benefit) expense	(15,000)	3,000
Adjusted net (loss) income	$(12,000)	$10,000

Diluted adjusted net (loss) income per share	$(0.22)	$0.19

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE TO FREE CASH FLOW

GUIDANCE

YEAR ENDING FEBRUARY 27, 2021

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Adjusted EBITDA	$500,000	$540,000
Cash interest expense	(210,000)	(210,000)
Restructuring-related costs	(60,000)	(60,000)
Closed store rent	(30,000)	(30,000)
Working capital benefit	200,000	210,000
Cash flow from operations	400,000	450,000
Gross capital expenditures	(350,000)	(350,000)
Free cash flow	$50,000	$100,000